                                                                   Exhibit 10.2



                                  LEASE AGREEMENT

                           Dated as of September 15, 1998

                                   by and between

    To the extent that the leased premises are located in Anderson County, South
                    Carolina and Iredell County, North Carolina,
            CSI LEASING TRUST, a Delaware business trust, as Lessor, and to the extent that the leased premises are located in Wilkes County, Georgia,
                                 WILLIAM J. WADE,
 not in his individual capacity, but solely as co-trustee for CSI Leasing Trust,

                                        and

         HEXCEL CS CORPORATION (to be renamed Clark-Schwebel Corporation), as Lessee



                                Premises located in:
                          Anderson County, South Carolina,
                          Iredell County, North Carolina,
                                        and
                               Wilkes County, Georgia





CERTAIN RIGHTS OF THE LESSOR UNDER THIS LEASE AGREEMENT HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF CREDIT SUISSE FIRST BOSTON, AS AGENT UNDER THE CREDIT AND SECURITY AGREEMENT DATED AS OF SEPTEMBER ___, 1998 BETWEEN THE LESSOR AND THE AGENT, AS SUCH CREDIT AND SECURITY AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS AND OF THE OTHER OPERATIVE DOCUMENTS. TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE "ORIGINAL EXECUTED COUNTERPART NO. 1". SEE PARAGRAPH 39 FOR FURTHER INFORMATION CONCERNING THE RESPECTIVE RIGHTS OF THE SEVERAL HOLDERS OF COUNTERPARTS HEREOF.

[THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART NO. 1]
[THIS COUNTERPART IS EXECUTED COUNTERPART NO. ___ AND NOT THE ORIGINAL EXECUTED COUNTERPART]

                                 TABLE OF CONTENTS


     1.   Demise of Premises  -1-
     2.   Definitions    -1-
     3.   Title and Condition -1-
     4.   Use of Leased Premises; Quiet Enjoyment.     -3-
     5.   Term.     -3-
     6.   Rent.     -4-
     7.   Net Lease; Non-Terminability. -5-
     8.   Payment of Impositions; Compliance with Legal Requirements; Utilities.     -5-
     9.   Liens.    -6-
     10.  [RESERVED]     -6-
     11.  Maintenance and Repair and Substitution of Equipment   -6-
     12.  Alterations    -8-
     13.  Event of Loss. -9-
     14.  Insurance.     -12-
     15.  Restoration.   -14-
     16.  Assignment and Subletting     -15-
     17.  Permitted Contests. -15-
     18.  Default Provision.  -16-
     19.  Non-Waiver.    -20-
     20.  Attorneys' Fees.    -21-
     21.  Notices.  -21-
     22.  Estoppel Certificate.    -22-
     23.  Surrender.     -22-
     24.  No Merger of Title. -22-
     25.  Obsolescence, Uneconomic or Surplus Termination; Burdensome Buyout    -22-
     26.  Holding Over.  -26-
     27.  Showing of the Leased Premises by Lessor.    -26-
     28.  Right to Perform for Lessee   -26-
     29.  Force Majeure  -26-
     30.  Broker's Commissions.    -27-
     31.  Inurement -27-
     32.  Negation of Lien for Rent     -27-
     33.  Purchase Option.    -27-
     34.  Memorandum of Lease -29-
     36.  Lessor's Covenants  -29-
     37.  Miscellaneous  -30-
     38.  True Lease     -32-
     39.  Original Lease      -32-

Attachments:


Exhibit A-1    Legal Description, Anderson County, SC
Exhibit A-2    Legal Description, Iredell County, NC
Exhibit A-3    Legal Description, Wilkes County, GA

Exhibit B Permitted Encumbrances

Schedule 1     Schedule of Lease Amortization
Schedule 2     Schedule of Fixed Basic Rent
Schedule 3     Schedule of Lease Termination Values

                                  LEASE AGREEMENT

     This LEASE AGREEMENT (this "Lease") is made as of this 15 day of September, 1998, by and between, to the extent that the leased premises are located in Anderson County, South Carolina and Iredell County, North Carolina, CSI LEASING TRUST, a Delaware business trust ("Lessor") with an address c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and, to the extent that the leased premises are located in Wilkes County, Georgia, WILLIAM J. WADE, an individual residing in the State of Delaware, not in his individual capacity, but solely as co-trustee for CSI Leasing Trust under Business Trust Agreement dated as of September 14, 1998 (in such capacity, the "Trustee") and HEXCEL CS CORPORATION (to be renamed Clark-Schwebel Corporation) ("Lessee"), a Delaware corporation and a wholly owned subsidiary of Hexcel Corporation with an address at Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901.

     In consideration of the rents and provisions herein stipulated to be paid and performed, Lessor and Lessee hereby covenant and agree as follows:

1. DEMISE OF PREMISES. Lessor hereby demises and lets to Lessee, and Lessee hereby takes and leases from Lessor, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (i) the premises described in EXHIBITS A-1 to A-3 attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining (collectively, the "Land"); (ii) the buildings, structures and other improvements constructed and which may be constructed title to which is, may or has vested in Lessor pursuant to the provisions hereof) on the Land (collectively, the "Improvements"); and (iii) the machinery and equipment (except the Additional Equipment and Severable Alterations (other than Mandatory Alterations)), installed in and upon the Improvements, including, without limitation the heating, ventilating, lighting, plumbing, electrical and sprinkler systems, escalators, elevators and all equipment and fixtures located on the Land and used in connection with the operation of the business therein, together with (except as otherwise provided in this Lease) all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment").

1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in Appendix A to the Participation Agreement dated as of the date hereof among Lessee, Lessor and the other parties thereto.

1.             TITLE AND CONDITION.

(a) The Leased Premises are demised and let subject to (i) the Permitted Liens, (ii) all Legal Requirements, and (iii) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Lessor; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(a) LESSOR HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LESSOR LEASES AND WILL LEASE AND LESSEE TAKES AND WILL TAKE THE LEASED PREMISES "AS IS," AND

LESSEE ACKNOWLEDGES THAT EXCEPT AS PROVIDED IN THIS LEASE LESSOR (WHETHER ACTING AS LESSOR HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LESSOR BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. Lessee acknowledges that the Leased Premises have been inspected by Lessee and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Lessor shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Lessor, express or implied, with respect to any of the Leased Premises (other than those expressly provided in this Lease), arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.

(a) Lessor hereby assigns, without recourse or warranty whatsoever, to Lessee all warranties, guaranties and indemnities, express or implied, and similar rights which Lessor may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the "Guaranties"). Such assignment shall remain in effect until the earlier of (i) termination of this Lease or
(ii) the dispossession from Lessee of the Leased Premises as the result of the exercise of remedies hereunder upon the occurrence of an Event of Default hereunder. Lessor shall also retain the right to enforce any Guaranties assigned in the name of Lessee upon the occurrence of an Event of Default. Lessor hereby agrees to execute and deliver at Lessee's expense such further documents, including powers of attorney, as Lessee may reasonably request in order that Lessee may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(c). The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Lessee shall execute and deliver promptly any certificate or other instrument which Lessor may request. Any monies collected by Lessee under any of the Guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Lessee and promptly paid over to Lessor.

(a) Subject to prior written consent of any Lender, Lessor agrees to enter into, at Lessee's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "Easements") as reasonably requested by Lessee, subject to Lessor's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises for use by Lessee and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition, each of which Lessee shall certify to Lessor in writing delivered with Lessee's request with respect to such Easement.

Lessee's request shall also include Lessee's written undertaking acknowledging that Lessee shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. If Lessor shall fail to approve the form of any such Easement or obtain the written consent of, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent within a period of thirty (30) days from its receipt of same, then Lessor shall be deemed to have disapproved the form of such Easement.

1.             USE OF LEASED PREMISES; QUIET ENJOYMENT.

(a) Lessee may occupy and use the Leased Premises for the purpose of manufacturing industrial fabric products and/or for any other purpose related to, or in furtherance of, the Hexcel Business, provided that no Alterations may be made except in accordance with Paragraph 12, no Equipment may be removed from the Leased Premises except in accordance with Paragraphs 11(b), 14(g) and 23, and such use will not otherwise violate any provision of this Paragraph 4. Lessee shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to any applicable Legal Requirements. Lessee shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which (i) violates any certificate of occupancy or Permitted Liens affecting any of the Leased Premises, (ii) makes void or voidable any insurance required pursuant to Paragraph 14 then in force with respect to any of the Leased Premises, (iii) makes it impossible to obtain fire or other insurance which Lessee is required to furnish hereunder, (iv) constitutes a public or private nuisance or waste, or
(v) would create a materially increased risk of an unindemnified environmental liability to the Lessor and, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Lenders or the Agent. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Leased Premises.

(a) Lessor covenants and agrees that, so long as no Event of Default hereunder shall have occurred and be continuing, it shall not (i) or permit any other Person claiming rights by, through or under it to, disturb or interfere with Lessee's (or any permitted assignee's or sublessee's) quiet possession, use and enjoyment of the Leased Premises, or (ii) take any action or cause any action to be taken (other than actions required by the Operative Documents) contrary to Lessee's (or any permitted assignee's or sublessee's) rights and interests under the Lease, including, the right to quiet possession, use and enjoyment of the Leased Premises.

1.             TERM.

          Subject to the provisions hereof, Lessee shall have and hold the Leased Premises for a term equal to the Initial Term and the Basic Term (collectively, the "Term").

1.             RENT.

     (a) (i) During the Initial Term, Lessee shall pay rent in advance for the Leased Premises on the Commencement Date in an amount equal to the Initial Rent payable on such date.

          (ii) During the Basic Term, Lessee shall pay monthly rent in arrears for the Leased Premises on each Basic Rent Payment Date in an amount equal to the Basic Rent payable on such date. So long as the obligations of Lessor to Lender shall remain outstanding pursuant to the Credit Agreement, Basic Rent (but not Initial Rent) shall be paid to Agent at Agent's address set forth in the Credit Agreement, or at such other place as Agent from time to time may designate to Lessor in writing and upon satisfaction by Lessor of all its obligations under the Credit Agreement, shall be paid to Lessor at Lessor's address set forth above, or at such other place as Lessor from time to time may designate to Lessee in writing, in Federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America.

     (b)  Subject to the provisions of Paragraph 17 hereof and Sections 7.1 and
7.2 of the Participation Agreement, Lessee shall pay to Lessor or to whomever shall be entitled thereto subject to the terms of the Operative Documents, any and all Supplemental Rent (including Premium, except as set forth below) as and when the same shall become due and payable thereunder, PROVIDED, however, that if no due date is specified, the same shall be payable on demand; PROVIDED, FURTHER, that notwithstanding anything to the contrary contained herein or in any other Operative Document, Lessee shall have no obligation to pay Premium payable as a result of a Loan Event of Default which is not a Lease Event of Default, it being agreed that the payment of Premium in any such event shall be the sole obligation, to the exclusion of Lessee, of Lessor.

     (c) If any installment of Rent is not paid when due (excluding any applicable grace period), Lessee shall pay to Lessor on demand interest on such overdue installment of Rent at the rate per annum equal to the lesser of (i) the Default Rate or (ii) the maximum contract interest rate permitted by law.

     (d) Basic Rent and Termination Values may be adjusted from time to time as required pursuant to the terms of this Lease.

     (e) Notwithstanding anything to the contrary contained in this Lease or any other Operative Document, but taking into account the adjustments to each installment of Basic Rent pursuant to Paragraph 6(d), (i) each installment of Basic Rent, (both before and after any adjustment pursuant to Paragraph 6(d)) shall be an amount at least sufficient to pay in full, after giving effect to any payment due or required to be made under the Cap Agreements on such date, whether or not actually paid, the principal and interest, if any, on the Loan then due and (ii) the amounts of Termination Value or the Purchase Option Price payable on any date pursuant hereto shall be an amount at least sufficient to pay in full, as of the date of payment thereof, together with any installment of Rent payable as of the date of payment hereof, after giving effect to any payment due or required to be made under the Cap Agreements on such date, whether or not actually paid, the aggregate unpaid principal of, Premium, if any, and all unpaid interest on the Loan accrued to the date on which such amounts are paid in accordance with the terms of the Credit Agreement. The foregoing shall not constitute a guarantee of the payment of the Loan.

1.             NET LEASE; NON-TERMINABILITY.

(a) This Lease shall constitute a net lease and notwithstanding any other provisions of this Lease, it is intended that Basic Rent shall be paid without counterclaim, set-off, deduction or defense of any kind, and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts, throughout the Term, is absolute and unconditional.

(a) Lessee agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor, (ii) the exercise of any remedy, including foreclosure, under any deed of trust or mortgage affecting the Leased Premises, (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by any trustee, receiver or liquidator of Lessor or by any court, (iv) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Leased Premises, or any failure of the Leased Premises to comply with all Legal Requirements including any inability to occupy or use the Leased Premises by reason of such noncompliance, (v) any defect in title to or the rights to the Leased Premises or any lien on such title or rights or on the Leased Premises, (vi) any restriction, prevention or curtailment of or interference with any use of the Leased Premises or any part thereof, including eviction, or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in this Lease, this Lease shall be non-cancellable by Lessee for any reason whatsoever, and Lessee, to the extent permitted by applicable laws, waives all rights now or hereafter confirmed by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder by operation of Applicable Laws.

1.             PAYMENT OF IMPOSITIONS; COMPLIANCE WITH LEGAL REQUIREMENTS;
               UTILITIES.

(a) Subject to the provisions of Paragraph 17, before interest or penalties are due thereon, Lessee shall pay and discharge all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, permits, inspection and license fees, and all other public utility charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against Lessor, Lessee or any of the Leased Premises or arising in respect of the occupancy, use or possession thereof (collectively, the "Impositions"). Lessee shall pay all such Impositions directly to the appropriate authority.

     In the event an assessment against any of the Leased Premises may be paid in installments, Lessee shall have the option to pay such assessment in installments; and in such event, Lessee shall be liable for those installments which become due and payable during the Term and any such installment (or portion thereof prorated on a daily basis) which relates to a period during the Term. Lessee shall prepare and file all tax reports required by Government Authorities which relate to the Impositions. Lessee shall deliver to Lessor, within twenty (20) days of receipt thereof, copies of all settlements, notices and receipts pertaining to the Impositions and the payment thereof, which may be issued by any Government Authority.

     Subject to the provisions of Paragraph 17, Lessee may contest the validity or amount of any Impositions without the prior written consent of Lessor (and Lessor hereby assigns such right to Lessee).

(a) Subject to the provisions of Paragraph 17, Lessee shall comply with and conform to all of the Legal Requirements.

(a) Subject to the provisions of Paragraph 17, Lessee shall be obligated to pay directly to the applicable service provider on or prior to the date due all charges for electricity, water, gas, telephone services, trash and garbage removal, sewerage services and other utilities furnished to the Leased Premises during the Term.

1.             LIENS.

(a) Subject to the provisions of Paragraph 17, Lessee shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on Lessor's interest in any of the Leased Premises other than the Permitted Liens. Notice is hereby given that Lessor shall not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding any of the Leased Premises through or under Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to any of the Leased Premises.

(a) Nothing in this Lease and no action or inaction by Lessor shall be deemed or construed to mean that Lessor has granted to Lessee any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Lessor in any of the Leased Premises.

1.             [RESERVED]

1.             MAINTENANCE AND REPAIR AND SUBSTITUTION OF EQUIPMENT

(a) Lessee, at its own expense, shall at all times (i) maintain the Leased Premises in good repair and condition, and in the case of the Equipment, in good mechanical condition, except for ordinary wear and tear, (ii) operate and maintain the Leased Premises in accordance with all applicable laws and regulations, whether or not such maintenance requires structural modifications,
(iii) comply in all material respects with the standards imposed by any insurance policies required to be maintained hereunder which are in effect at any time during the Term with respect to the Leased Premises or any part thereof, and (iv) conduct maintenance and repair subject to the same standards as Lessee or its' Affiliates shall maintain and repair other similar facilities owned, leased or operated by Lessee or its' Affiliates. Lessee waives any right that it may have or hereafter acquire to (x) require Lessor to maintain, repair, replace, alter remove or rebuild all or any part of the Leased Premises or (y) make repairs or capital expenditures at the expense of Lessor pursuant to any applicable law, regulations or other Legal Requirements and shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be reasonably required to be made upon any of the Leased Premises in order to keep and maintain the Land and Improvements in as good repair and appearance as they were on the Commencement Date (subject to Alterations Lessee is permitted to make) except for ordinary wear and tear.

(a) (i) Lessee shall, from time to time, replace equipment or parts of any of the Equipment (the "Replaced Equipment") which shall have (A) become worn out, obsolete or unusable for the purpose for which it is intended, or (B) been lost, damaged or destroyed. All equipment substituted for Replaced Equipment (the "Replacement Equipment") shall (1) be in good operating condition, and (2) be suitable for a use which is the same or similar to that of the Replaced Equipment and have a value and utility and remaining economic useful life at least equal to the Replaced Equipment and all such Replacement Equipment shall become part of the Leased Premises. Upon such replacement, title to the Replaced Equipment shall be transferred to Lessee and such Replaced Equipment shall become property of Lessee. If so requested by Lessor in writing, Lessee shall cause to be executed and delivered to Lessor, effective as of the expiration or termination of this Lease (subject to Paragraphs 13 and 33 of this Lease), an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Lessor of all right, title and interest of Lessee or any other party in and to such Replacement Equipment. Thereafter, the Replaced Equipment shall cease to be Equipment and the Replacement Equipment shall, for all purposes hereof, be Equipment. (ii) Lessee shall have the right, at any time and from time to time at its sole cost and expense, to install or place additional equipment (so long as the same can be removed without causing damage to the Leased Premises (or portion thereof) in which it is located) in the Leased Premises (such Equipment, together with Lessee Equipment, collectively, "Additional Equipment"). All Additional Equipment shall at all times be and remain the property of Lessee and may be removed from the Leased Premises by Lessee at or prior to the expiration of the Term. Lessee shall on or prior to the Expiration Date repair all damage caused to the Leased Premises (or portion thereof) resulting from the removal of Additional Equipment. At the expiration or termination of this Lease, the Equipment (other than the Additional Equipment) shall be in good operating condition, ordinary wear and tear excepted.

(a)            [RESERVED]

(a) Provided that the provisions of Section 6.15 of the Participation Agreement shall have been complied with, Lessee shall have the right, at any time and from time to time, to remove any Equipment from the Leased Premises (the "Removed Equipment"), provided the fair market value of the Removed Equipment does not, in the aggregate, exceed One Million and 00/100 Dollars ($1,000,000) and such Removed Equipment shall remain subject to this Lease and shall remain in the United States.

(a) In addition to, and without limiting in any way, Lessee's removal rights set forth in Paragraph 11(d), Lessee may at any time, upon prior written notice to Lessor and so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent, Lessee may at any time remove Equipment from any Property and place such Equipment at a Permitted Location; PROVIDED, that the removal of such Equipment from any Property shall not reduce the value, utility or remaining useful life of such Property at the expiration of the Term assuming that such removed Equipment will be returned to such Property at the expiration of the Term; PROVIDED, FURTHER, that with respect to Equipment to be placed at the Permitted Location described in clause (ii) of the definition thereof, such removal shall be in accordance with Section 6.15 of the Participation Agreement. Upon termination of this Lease and return of the Leased Premises to Lessor, Lessee will cause any such Equipment located at a Permitted Location which is not a Property to be located on either (i) the original Property from which such Equipment was removed, or
(ii) if the failure to locate such Equipment on the original Property shall not reduce the value, utility or remaining useful life of such Property, on any other Property.

1.             ALTERATIONS

(a) Lessee, at its expense (except to the extent otherwise provided in Paragraph 17, shall make any Alteration whether or not severable required by any Legal Requirements (a "Mandatory Alteration"). In addition, Lessee, at its expense, may from time to time make any Alterations that Lessee may, in its sole discretion, deem necessary or desirable in the conduct of its business; PROVIDED, HOWEVER, that Lessee will give notification to Lessor prior to making any Non-Severable Alterations in excess of four million dollars ($4,000,000). All Alterations made pursuant to either of the first two sentences of this Paragraph 12(a) shall be completed in a good and workmanlike manner and in a manner that does not decrease the fair market value, utility, residual value or remaining useful life of the Leased Premises; PROVIDED that Alterations required by Legal Requirements or insurance requirements shall in all cases be deemed to have satisfied the requirements of this sentence. Lessee agrees that (i) such Alterations, construction and installations shall be performed in a good and workmanlike manner, (ii) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements,
(iii) all work done in connection with any such Alteration, construction or installation shall comply with the requirements of any insurance policy required to be maintained by Lessee hereunder, (iv) Lessee shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge all liens filed against any of the Leased Premises arising out of the same (subject to Paragraph 17), (v) Lessee shall procure and pay for all permits and licenses required in connection with any such Alterations, construction or installation, and (vi) all such Alterations, construction or installations shall be part of the Leased Premises, provided that Alterations which are separate buildings or improvements constructed by Lessee at its sole cost and expense shall be the property of Lessee and provision shall be made for an equitable allocation to Lessee of the proceeds of any disposition or lease of the Leased Premises by Lessor to reflect the value of such buildings and improvements.

(a) Title to each Alteration shall vest as follows: (i) in the case of each Non-Severable Alteration and Mandatory Alteration whether or not Lessor shall have provided financing of the cost of such Alteration, Lessor shall, without further act, effective on the date such Alteration shall have been incorporated into the Facility, acquire title to such Alteration; (ii) in the case of each Severable Alteration Lessee shall retain title to such Alteration; and (iii) title to all Severable Alterations, title to which was vested in Lessee at the Expiration Date but which remain in or on the Leased Premises (or any Property) on the Expiration Date, except if due to a delay in determining the purchase price under the last sentence of this Paragraph 12(b), shall vest automatically in Lessor as of such date without the payment of any sum. Immediately upon title to an Alteration vesting in Lessor pursuant to this Paragraph 12(b), such Alteration shall, without further act, become subject to this Lease and be deemed part of the Leased Premises (and the applicable Property) for all purposes hereof provision shall be made for an equitable allocation to Lessee to reflect the value of such Alterations. Alterations, title to which remains in Lessee pursuant to of this Paragraph 12(b), shall not be, or be deemed to be, a part of the Leased Premises or any Property. At least ninety (90) days prior to, but not more than one hundred and eighty (180) days prior to, the Expiration Date, Lessee shall provide Lessor in writing with a list of each Severable Alteration (other than Mandatory Alterations) to which Lessee has retained title and which Lessee intends to remove from the Facility. Lessor must give Lessee notice of its election to exercise its option to purchase or lease the Severable
Alterations, if at all, by written notice to Lessee within thirty (30) days after receipt of Lessee's notice specifying such Severable Alterations. On the Expiration Date, if Lessee shall not have exercised its purchase option under Paragraph 33 hereof, Lessor will have the option to lease or purchase any Severable Alteration (other than Mandatory Alterations) to which Lessee has retained title at the then fair market value for such Severable
Alteration (determined by an appraisal by an appraiser mutually acceptable to both Lessee and Lessor in the absence of agreement of the parties)

(a) Subject to compliance with Legal Requirements, Lessee may remove from time to time any Severable Alteration (other than Mandatory Alterations) to which Lessee has title in accordance with Paragraph 12(b); and any other property to which Lessee shall have title described in Paragraph 12(d); PROVIDED that Lessee, at its expense and in any event prior to the Expiration Date, shall promptly repair any damage to the Leased Premises caused by such removal.

(a) The trade or other fixtures, personal property, machinery, equipment and the like in the Leased Premises which are owned by Lessee and placed or installed in the Leased Premises in accordance with Paragraph 11(b)(ii) are acknowledged by Lessor to be Lessee's property (and do not constitute part of the Leased Premises) (collectively, "Lessee Equipment") and, without Lessor's prior written approval, Lessee may make such improvements and alterations thereto and to Additional Equipment as it may desire, at its own expense. Subject to Paragraph 12(c), any such trade or other fixtures and any trade or other fixture of Lessee hereafter made or installed by or for Lessee (and not constituting a Non-Severable Alteration or Mandatory Alteration), and any Severable Alteration which is not a Mandatory Alteration made or installed by or for Lessee to which Lessee has title in accordance with Paragraph 12(b), shall remain the property of Lessee and in case of damage or destruction thereto by fire or other causes, Lessee shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of condemnation. Lessee may remove all or any of such things, at any time during the Term or, at its option, Lessee may abandon the same, in whole or in part, to Lessor at the expiration or earlier termination of the Lease by vacating the Leased Premises without removing the same, in which case title to such property shall vest in Lessor and such property shall become part of the Leased Premises; PROVIDED that in the case of any such removal by Lessee, Lessee shall repair any damage to the Leased Premises caused by such removal; and PROVIDED, FURTHER, that Lessee shall pay, or reimburse Lessor for, any reasonable costs incurred by Lessor in connection with the removal or disposal by it of such abandoned property. Effective from and after the Commencement Date, Lessor waives any Lien or other similar right to which it may be entitled by statute (or any similar Lien at common law in favor of landlords) which it might now or hereafter otherwise have in or with respect to the property of Lessee or any part thereof as against Lessee.

1.             EVENT OF LOSS.

(a) If an Event of Loss shall occur, or if any substantial part of any Property shall suffer damage, loss, condemnation, confiscation, theft or seizure that does not constitute an Event of Loss, Lessee shall promptly, and in any case within thirty (30) days after such event so notify Lessor and, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent and shall pursue collection of insurance or condemnation proceeds; PROVIDED that Lessor will cooperate with (and join with as necessary) Lessee to pursue such collections.

(a) If any Property or any part thereof shall suffer damage that does not constitute a Casualty or an Event of Loss, Lessee shall make or cause to be made such repairs as are necessary to ensure that such Property is maintained in the condition and state of repair required under Paragraph 11(a). Lessee shall promptly commence the reconstruction of such Property and the repair or replacement of the affected Equipment and shall complete the reconstruction, repair and/or replacement by the end of the Term.

(a) If any Property or any part thereof shall be subject to an Event of Loss, Lessee shall pay to Lessor on the applicable Termination Date, an amount equal to the sum of (i) the Termination Value multiplied by the applicable Property Percentage (for the Property suffering an Event of Loss) for such Termination Date plus (ii) Premium, if any, plus (iii) any other Supplemental Rent, if any, then due and payable (such amounts collectively, the "Termination Purchase Price"). Concurrently with payment of the Termination Purchase Price, Lessor, at Lessee's expense, shall deliver to Lessee a duly executed special warranty deed and bill of sale warranting only against matters claimed by, through or under Lessor with respect to claims which relate to Lessor's (or its agents' or employees') actions after the date hereof (or local equivalent) conveying the Property (including, without limitation, the Equipment related thereto) subject to the Event of Loss and all other required documents including an assignment of any award or insurance proceeds in connection with the Event of Loss with respect to such Property. The special warranty deed and bill of sale warranting only against matters claimed by, through or under Lessor with respect to claims which relate to Lessor's (or its agents' or employees') actions or failure to act after the date hereof (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Liens (other than Lessor Liens attributable to Lessor or the Owner Participant), (B) liens or encumbrances created or suffered by Lessee or arising by reason of the failure of Lessee to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Lessee, and (C) any installments of Impositions for which Lessee is responsible pursuant to Paragraph 8 hereof then affecting such Property (any such deed and bill of sale, a "Special Warranty Deed"). Thereupon, this Lease shall terminate solely with respect to such Property suffering the Event of Loss. Thereupon, (x) all remaining amounts of Basic Rent shall be adjusted by reducing pro rata by an amount equal to the applicable Property Percentage of such Basic Rent amounts immediately prior to the payment of the Termination Purchase Price, (y) all remaining Termination Values shall be adjusted by reducing pro rata by an amount equal to the applicable Property Percentage of such Termination Values immediately prior to the payment of the Termination Purchase Price, and (z) the Property Percentage applicable to each of the Properties remaining subject to the Lease shall be recomputed pursuant to the definition thereof.

(a) Payments received by Lessor, Lessee or, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent from any Governmental Authority, insurer or other Person, as a result of an Event of Loss shall be applied as follows (with any proceeds received prior to payment by Lessee pursuant to Paragraph 13(c) being held by, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent, and thereafter, Lessor), and invested at the direction of Lessee, until the applicable Termination Date):
(x) so much of such payments as shall not exceed the amount of Termination Purchase Price required to be paid by Lessee pursuant to Paragraph 13(c) shall be applied in reduction of Lessee's obligation to pay such amounts if not already paid by Lessee or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and (y) in the case of amounts received with respect to any Requisi-tion of title be divided between Lessor and Lessee as their respective interest may appear and Requisition of use shall be paid to Lessee.

(a) Payments or proceeds received by Lessor, Lessee or, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent from any Governmental Authority, insurer or other Person, plus the amount of any payments which would have been due from an insurer or with respect to any destruction, damage, loss, condemnation, confiscation, theft, seizure of or requisition of title to the Property or any part thereof, in each case not constituting an Event of Loss, shall be applied as follows: (i) all such payments or proceeds paid by insurers or other Persons, including Governmental Authorities, shall be held by Agent or after release of the Lien of the Credit Agreement in accordance with its terms, by Lessor as security for the obligations of Lessee under Paragraph 13(b) of this Lease, PROVIDED, that all such payments or proceeds less than Two Million Dollars ($2,000,000) (such payments and proceeds, collectively, the "Lessee Retention Amount") shall be held by the Lessee and any such payments and proceeds so held by Agent or Lessor shall be subject to Paragraph 15 and shall be released and paid over to Lessee from time to time in an amount equal to expenditures made or incurred by Lessee for repair, rebuilding and restoration of the Property; (ii) the balance, if any, remaining after completion of such repair, rebuilding and restoration and payment therefor, of such payments representing proceeds of such insurance shall be paid over to, or retained by, and shall become the unencumbered property of, Lessee; and (iii) the balance, if any, remaining after completion of such repair, rebuilding and restoration and payment therefor, of such payments representing condemnation proceeds or like proceeds shall be paid to Lessor and Lessee as their respective interests may appear. Lessee shall first fund its repair and restoration expenses with the Lessee Retention Amount and thereafter upon disbursement of the entire Lessee Retention Amount, Lessee may request reimbursement of its repair and restoration expenditures from funds held by the Agent or Lessor, as the case may be, in accordance with Paragraph 15.

(a) Notwithstanding anything to the contrary in any Operative Document, Lessee shall be entitled to assert any separate claims for Severable Alterations to which it retains title and for trade and other fixtures of Lessee described in Paragraph 12(d) so long as such claims do not reduce the amount of the proceeds to be received pursuant to this Section 13 with respect to the Property (PROVIDED, that in the event of a single award, settlement or payment with respect to both the Property and Lessee's interest in any such Severable Alterations, trade and other fixtures, such proceeds shall not be considered reduced for purposes hereof by any allocation of such proceeds to the parties in accordance with their interests). Any proceeds received by Lessee in respect of such Severable Alterations, trade and other fixtures as a result of the foregoing shall be retained by Lessee free of any right, title or interest of Lessor.

(a) Until this Lease shall have been terminated with respect to any Property as provided in this Paragraph 13, the Term shall continue and there shall be no abatement or reduction of Basic Rent or any other sums payable by Lessee hereunder.

1.             INSURANCE.

(a)            Lessee shall maintain the following insurance on the Lease
Premises:

     (i) Insurance against loss or damage to the Improvements and Equipment by fire and other risks from time to time included under standard "all risk" coverage policies

     (naming, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent, and thereafter, Lessor, as loss payee) in amounts not less than the greater of (A) the actual replacement value of the Improvements and Equipment, excluding footings and foundations and other parts of the Improvements which are not insurable, and (B) the applicable Termination Value from time to time, with deductibles not to exceed $500,000 per occurrence. Such insurance policies may contain reasonable exclusions and deductible amounts.

     (i) Commercial general liability insurance (naming Lessor and, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent as additional insureds) against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises in an amount not less than Three Million and 00/100 Dollars ($3,000,000) for bodily injury or death to any one (1) person, not less than Three Million and 00/100 Dollars ($3,000,000) for any one (1) accident and not less than Three Million and 00/100 Dollars ($3,000,000) for property damage, with deductibles not to exceed $1,000,000 per occurrence.

     (i) Statutory workmen's compensation insurance covering all persons employed in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Lessor or Lessee or in lieu of such workmen's compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

     (i) Boiler and pressure vessel insurance on any of the Equipment which by reason of its use or existence, is capable of bursting, erupting, collapsing or exploding (naming, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent and thereafter, Lessor as loss payee), in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000) for damage to property resulting from such perils, with deductibles not to exceed $500,000 per occurrence.

(a) The insurance required by Paragraph 14(a) above shall include such commercially reasonable additional coverages or increased coverages as Lessor or, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent, may reasonably require and shall be written by companies of recognized financial standing which are authorized to do insurance business in the State. The insurance policies in Paragraph 14(a) shall require the issuer thereof to give Lessee, Guarantor, Lessor and, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent and the Administrative Agent at least thirty (30) days prior written notice before canceling the policy for any reason or materially amending it. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Lessee or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Lessee shall immediately obtain new or additional insurance and provide proof thereof with fifteen (15) days after such insurance is obtained.

(a) Each insurance policy referred to in clauses (i) and (iv) of Paragraph 14(a) shall contain a standard non-contributory mortgagee endorsement in favor of and acceptable to the holder of any mortgage now or hereafter affecting the Leased Premises. Each such policy shall provide that the respective interests of any additional insureds required hereunder with respect to any loss otherwise payable thereunder shall not be invalidated by any act or neglect by Lessee, including, breach of any warranty contained in such policies.

(a) Lessee shall pay as they become due all premiums for the insurance required by Paragraph 14(a) and shall renew or replace each policy prior to or upon expiration thereof.

(a) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Lessee is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Lessee, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14.

(a) Lessee shall promptly comply with and conform to (i) all provisions of each insurance policy and (ii) all requirements of the insurers thereunder, applicable to Lessee or any of the Leased Premises or to the use, manner of use, occupancy, possession, operations, maintenance, alteration or repair of any of the Leased Premises.

(a) In the event of any property loss in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), Lessee shall give Lessor and, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent immediate notice thereof. Lessee shall adjust, collect and compromise any and all claims under any of the insurance policies required by Paragraph 14(a)(i) and (iv) subject to Lessor's and Agent's approval (which approvals shall not be unreasonably withheld) of final settlement of estimated losses of Three Million and 00/100 Dollars ($3,000,000) or more. If the estimated cost of restoration or repair shall be the Lessee Retention Amount or less, all proceeds of any insurance required under clauses
(i) and (iv) of Paragraph 14(a) shall be payable to Lessee to be used by Lessee to restore the Improvements, and in all other events to Agent (so long as the obligations of Lessor to Agent shall remain outstanding pursuant to the Credit Agreement) and thereafter to a trustee which shall be a federally insured bank or other financial institution selected by Lessor and Lessee (upon satisfaction by Lessor of all its obligations to Agent under the Credit Agreement) (the "Trustee") for application pursuant to Paragraph 13. Each insurer is hereby authorized and directed to make payment under said policies directly to Agent or Trustee, as applicable, and in the event such payments are to be made to Trustee instead of to Lessor and Lessee jointly, Lessee and Lessor each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Lessee of such Trustee, if Trustee is other than Agent.

     In the event of any loss (whether or not insured against) resulting in damage to any of the Land or Improvements, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent or any other sums payable by Lessee hereunder. Subject to Paragraph 14(g) above, the Net Proceeds of such loss shall be retained by, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, Agent and thereafter, Lessor and, promptly after such loss, Lessee, as required in Paragraph 11(a), shall commence and diligently continue to restore the Land and Improvements as nearly as possible to their value, condition and character immediately prior to such damage, in accordance with the provisions of Paragraph
15. Lessee shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall be payable to Lessee, subject to the provisions of Paragraph 15 hereof.

     In the event of any loss of any of the Equipment, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent or any other sums payable by Lessee hereunder. Lessee shall, to the extent the Net Proceeds are sufficient for the purpose, promptly repair or replace such Equipment, in accordance with the provisions of Paragraph 11(b).

1.             RESTORATION.

     The Net Proceeds, the Net Award and the Lessee Payment (collectively, the "Restoration Fund") shall be disbursed by the Agent or the Trustee, as applicable, for the restoration of any of the Land or Improvements subject to the following conditions:

     (i) prior to commencement of restoration, to the extent plans and specification are deemed necessary by Lessee, the plans and specifications for the restoration shall have been approved by Lessor (which approval shall not be unreasonably withheld);

     (i) at the time of any disbursement, no Event of Default shall be continuing;

     (i) disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work completed and other costs incurred since the last disbursement, upon receipt of (1) reasonably satisfactory evidence of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the plans and specifications and Legal Requirements, and (2) other evidence of cost and payment so that Lessor can verify that the amounts disbursed from time to time are represented by work that is completed, in place;

     (i) each request for disbursement shall be accompanied by a certificate of Lessee, signed by an officer thereof, describing the work for which payment is requested, stating the cost incurred in connection therewith and stating that Lessee has not previously received payment for such work; the certificate to be delivered by Lessee upon completion of the work shall, in addition, state that the work has been completed and complies with the applicable requirements of this Lease;

     (i) except as otherwise provided in the Credit Agreement, the Restoration Fund shall be kept in a separate interest bearing federally insured account and may not be commingled with Lessor's other funds or the funds of any other person; and

     (i) in addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration as reasonably determined by Lessor exceeds the Restoration Fund, then Lessee shall first fund at its own expense such excess costs of the restoration and then the remaining Restoration Fund shall be utilized for the completion of the restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be paid to Lessee.

1.             ASSIGNMENT AND SUBLETTING.

(a) Lessee may not, without Lessor's and any Agent's consent, which may be given or withheld in their sole discretion, assign, or sublet any of the Leased Premises at any time to any other party and any such assignment, sublease entered into without Lessor's and any Agent's consent shall be null and void; provided, however, Lessor's and any Agent's consent shall not be required for any assignment of this Lease or subletting to an Affiliate of Lessee.

(a) Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. If Lessee assigns all its rights and interest under this Lease as permitted hereunder, the assignee under such assignment shall expressly assume all the obligations of Lessee hereunder, from and after the date of such assignment, by a written instrument delivered to Lessor at the time of such assignment. No assignment or sublease made as permitted by this Paragraph 16 shall affect or reduce any of the obligations of Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease made as permitted by this Paragraph 16 shall impose any obligations on Lessor under this Lease. Lessee shall, within ten (10) days after the execution and delivery of any such assignment or sublease, deliver a duplicate original copy thereof in recordable form to Agent (so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof) and thereafter, Lessor.

(a) Upon the occurrence of an Event of Default under this Lease, Lessor shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Lessee hereby irrevocably and unconditionally assigns such rents and money to Lessor, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

1. PERMITTED CONTESTS. Lessee shall not be required to pay any Imposition, comply with any Legal Requirements, discharge or remove any lien referred to in Paragraph 9 or 12, or pay any other sums to any third party, so long as Lessee shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Lessor's liability therefor, by appropriate proceedings (a "Permitted Contest") so long as the proceedings do not involve any risk of criminal or material unindemnified liability on the part of Agent or any Lender or of the loss of priority of liens securing the Collateral and do not (i) pose a material risk of sale, forfeiture or loss of any interest in the Leased Premises, (ii) interfere in any material manner with the use or operation of the Leased Premises or (iii) pose any risk of interference with the payment of Rent or principal or interest or any other payments, to or for the account of the Agent or the Lenders. While any such proceedings are pending, Lessor shall not have the right to pay, remove or cause to be discharged the Imposition or lien thereby being contested. Lessee further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Lessee shall, so long as the conditions of the first sentence of this Paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Lessee shall, promptly after the final determination of such contest, to the extent required by Paragraph 8 hereof, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

1.             DEFAULT PROVISION.

(a) The occurrence of any one (1) or more of the following shall constitute an "Event of Default" under this Lease:

     (i) a failure by Lessee to make any payment of Basic Rent, the Purchase Price or Termination Value when due and such failure continues for five (5) days or any payment of other Supplemental Rent when due and such failure continues for ten (10) days;

     (i) a failure by Lessee to duly perform and observe, or a violation or breach of, any other material provision hereof or of any other Operative Document to which it is a party (other than as provided in clause (vi) below) and such failure shall continue for a period of thirty (30) days after notice from Lessor of such breach PROVIDED, that if Lessee is diligently proceeding to cure such failure, violation or breach, Lessee shall have an additional one hundred twenty (120) day period to cure such failure, violation or breach before such failure, violation or breach becomes an Event of Default hereunder;

     (i)       a failure to maintain insurance required by Section 14 hereof;

     (i) Lessee or Guarantor shall (1) voluntarily be adjudicated a bankrupt or insolvent, (2) seek or consent to the appointment of a receiver or trustee for itself or for all or substantially all of its property and assets, (3) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (4) make a general assignment for the benefit of creditors;

     (i) a court shall enter an order, judgment or decree appointing, with the consent of Lessee or Guarantor, as applicable, a receiver or trustee for it or for all or substantially all of its property and assets or approving a petition filed against Lessee or Guarantor, as applicable, which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

     (i) a failure by Lessee to perform and observe its covenants under Paragraph 9, subject to Lessee's rights under Paragraph 17; or

     (i) any representation or warranty made by Lessee herein or in any other Operative Document to which it is a party shall prove to have been incorrect in any material respect on or as of the date made and such incorrect representation or warranty shall not have been remedied, cured or made correct with thirty (30) days after notice from Lessor of such incorrect representation or warranty.

(a) If an Event of Default shall have occurred and shall not have been cured within any applicable notice and grace period, Lessor shall have the right at its option, then or at any time thereafter when such Event of Default is continuing, to do any one or more of the following without further demand upon or notice to Lessee:

     (i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or the other Operative Documents or to recover damages for the breach thereof;

     (i) by notice in writing to Lessee, Lessor may (i) terminate the Lease as to the Leased Premises; and/or (ii) demand of Lessee, and Lessee shall, upon written demand of Lessor and at Lessee's expense, forthwith surrender the Leased Premises to Lessor or its order in the manner and condition required by, and otherwise in accordance with all of the provisions of, this Lease; or Lessor with or without notice or judicial process, and without the necessity for first instituting any proceedings, or by summary proceedings or otherwise, to the extent permitted by, and in accordance with, applicable laws, may by its agents enter upon any Property or other premises where any of the Equipment or Improvements may be located, or are believed to be located, and take immediate possession of the Leased Premises (to the exclusion of Lessee) and thenceforth hold, possess and enjoy the same free from any right of Lessee, or its successor or assigns, to use such Leased Premises for any purpose whatever all without liability of Lessor or its agents for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such action or otherwise;

     (i) with or without taking possession thereof, sell or otherwise dispose of any of the Leased Premises at public or private sale, to the extent permitted by, and in accordance with, applicable laws, with or without advertisement or notice to Lessee, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such sale or for the proceeds thereof (except to the extent required by Paragraphs 18(b)(v) or (vi) if Lessor elects to exercise its rights under either of those Paragraphs), and Lessor may hold Lessee liable for any installment of Basic Rent due on or before the date of such sale or disposition (and, if payable in arrears, the pro rata portion of the installment of Basic Rent due on the next succeeding Basic Rent Payment Date in respect of any period beginning on the immediately preceding Basic Rent Payment Date to the date of such sale or disposition, in which event Lessee's obligation to pay Basic Rent with respect to such Leased Premises hereunder due for any periods after the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under 18(b)(v) or (vi) if Lessor elects to exercise its rights under either of said Paragraphs));

     (i) repossess and hold, use, operate or lease to others the Leased Premises as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to such Leased Premises due for any periods after the date upon which Lessee shall have been deprived of possession and use of such Leased Premises pursuant to this PARAGRAPH 18 shall be reduced by the net proceeds, if any, received by Lessor from the repossesion, use, operation or leasing of such Leased Premises to any Person other than Lessee;

     (i) whether or not Lessor at any time exercises any of its rights under PARAGRAPHS 18(B)(I), (II), (III), (IV) OR (VII) with respect to the Leased Premises, Lessor, by written notice to Lessee specifying a payment date (for purposes of this 18(b)(v) and (vi)(f), the "Default Payment Date") which shall be a Basic Rent Payment Date not earlier than ten days after the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on account of the Leased Premises on the Default Payment Date, as damages and not as a penalty (in lieu of the Basic Rent for the Leased Premises due after the Default Payment Date), the sum of: (w) any unpaid Basic Rent on account of the Leased Premises due before, amounts Lessor, in its sole discretion, shall specify in such notice: (i) an amount equal to the excess, if any, of (a) the Termination Value for the Leased Premises determined as of the Basic Rent Payment Date next preceding the Default Payment Date over (b) the fair market value as of the Default Payment
     Date of such Leased Premises (and if such Leased Premises have been sold, the net sales proceeds after deduction of all of Lessor's costs and expenses of such sale, including sales or transfer taxes, overhaul, maintenance, preparation and transportation of the Leased Premises and brokers' and attorneys' fees shall be deemed for the purpose of this Paragraph 18(b)(v) to be equal to fair market value); or (ii) an amount equal to the excess, if any, of (a) the present value as of the Default Payment Date of all installments of Basic Rent on account of the Leased Premises until the end of the Basic Term for such Leased Premises discounted at a rate per annum equal to the Assumed Debt Rate over (b) the present value as of the Default Payment Date of the fair market rental value of the Leased Premises until the end of the Term for the Leased Premises discounted at a rate per annum equal to the Assumed Debt Rate; PLUS (y) an amount equal to the Premium, if any, in respect of the principal amount of the Loan that has become due pursuant to Section 8.2 of the Credit Agreement; PLUS (z) interest on such sum of (w), (x) and
     (y) at the Default Rate from the Default Payment Date to the date of actual payment; and upon payment in full of such amount, together with payment of any other Supplemental Rent then due, the Term for the Leased Premises, if not theretofore ended, shall end and Lessee's obligations under the Operation Documents shall terminate;

     (i) unless Lessor at any time exercises any of its rights under Paragraph 18(b)(v) with respect to the Leased Premises, Lessor, by written notice to Lessee specifying a Default Payment Date, may require that Lessee pay to Lessor, and Lessee shall pay to Lessor, on account of the Leased Premises on the Default Payment Date as damages and not as a penalty (in lieu of scheduled Basic Rent due after the Default Payment Date), the sum of: (w) any unpaid Basic Rent on account of such Leased Premises due before, but not on, the Default Payment Date; PLUS (x) the Termination Value for the Leased Premises, computed as of the Basic Rent Payment Date next preceding the Default Payment Date; PLUS (y) an amount equal to Premium, if any, in respect of the principal amount of the Loan that has become due pursuant to Section 8 of the Credit Agreement; PLUS (z) interest on such sum of (w), (x) and (y) at the Default Rate from the Default Payment Date to the date of actual payment; and upon payment in full of such amount, together with any other Supplemental Rent then due, Lessor shall transfer "as is", "where is", without recourse or warranty all right, title, and interest of Lessor to the Leased Premises to Lessee or as it may direct, and the Term for the Leased Premises, if not theretofore ended, shall end and Lessee's obligations under the Operative Documents shall terminate; or

     (i) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, whether at law, in equity or by statute.

     In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, during and after the exercise of any of the foregoing remedies (together with interest thereon at the Late Rate from the due date thereof until paid), for all amounts payable by Lessee under the Participation Agreement and the other Operative Documents before and after any termination thereof, and for legal fees and other out-of-pocket expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of such Leased Premises in accordance with the terms of this Lease or in placing such Leased Premises in the condition required by this Lease or in connection with any use, operation, maintenance, storage or leasing carried out as part of such exercise of remedies.

(a) Except as otherwise provided in this PARAGRAPH 18, each right, power and remedy in this Lease provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, powers and remedies in its favor existing at law, in equity or by statute; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all other remedies. Lessee hereby waives any and all existing or future claims of any right to assert any offset or counterclaim against the Rent payments due hereunder, and agrees to make the Rent payments regardless of any offset or counterclaim or claim which may be asserted by Lessee on its behalf in connection with the lease of the Leased Premises.

(a) No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default, thereafter occurring; nor shall any express or implied waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

(a) Lessee agrees to furnish to Lessor, Agent and each Lender, promptly upon becoming aware of any condition which constituted or constitutes a Lease Default or Lease Event of Default, an officer's certificate of Lessee specifying such condition or event and the nature, period of existence and status thereof and what action Lessee has taken or proposes to take with respect thereto.

(a) To the extent permitted by Applicable Law, Lessee hereby waives any rights now or in the future conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment and Improvements in mitigation of Lessor's damages or which may otherwise limit or modify any remedy of damages measured by reference to liquidated damages.

(a) The surrender of possession of the Leased Premises as provided in Paragraph 18 is of the essence of this Lease and shall not be impaired, and upon application to any court of competent jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee so to surrender possession of the Leased Premises. Without in any way limiting the obligation of Lessee under Paragraph 18, Lessee hereby irrevocably appoints Lessor as the agent and attorney of Lessee, with full power and authority, at any time while Lessee is obligated to surrender possession of any Equipment or Improvements to Lessor pursuant to this Paragraph 18, to demand and take possession of such Leased Premises in the name and on behalf of Lessee from whosoever shall be at the time in possession of such Leased Premises.

(a)            [RESERVED]

(a) Lessee hereby agrees to be and remain liable for all sums aforesaid, and Lessor may recover such damages from Lessee and institute and maintain successive actions or legal proceedings against Lessee for the recovery of such damages. Nothing herein contained shall be deemed to require Lessor to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

(a) If any Legal Requirement shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Lessor shall be entitled to the maximum amount available under such Legal Requirement.

1.             NON-WAIVER.    Lessor and Lessee acknowledge that time is of the
essence in the performance of their respective obligations under this Lease. No failure of either party (i) to insist at any time upon strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Lessor of any Basic Rent or other sum due hereunder with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach. No waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by such party. In addition to the other remedies provided in this Lease, each party shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Lease.

1.             ATTORNEYS' FEES.    In the event Lessee or Lessor defaults in the
performance of any of the terms, covenants, agreements or conditions contained in this Lease and the nondefaulting party places the enforcement of this Lease, or any part thereof, or the collection of any sums due, or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the defaulting party agrees, to the extent permitted by applicable law, to pay the nondefaulting party all reasonable attorneys' fees incurred by the nondefaulting party if such suit is successful.

1. NOTICES. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be given by personal delivery, by an overnight courier, or by deposit in the United States mail, certified, postage prepaid and addressed to the party to be notified at the address for such party specified below, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been fully given and received (unless otherwise stated in the Lease) on the third (3rd) day after it is so deposited whether or not actually received. Notice given in any other manner shall be deemed given and received only if and when received by the party to be notified.

                    If to Lessor:       Wilmington Trust Company
                                   1100 North Market Street
                                   Rodney Square North
                                   Wilmington, Delaware 19890
                                   Attention:  Corporate Trust Administration
                                   Facsimile:  (302) 651-8882


                    If to Lessee:       Hexcel CS Corporation
                                   c/o Hexcel Corporation
                                   Two Stamford Plaza
                                   281 Tresser Boulevard
                                   Stamford, CT 06901.
                                   Attn: Treasurer
                                   Fax: (203) 358-3977

     With a copy to:     Hexcel Corporation
                                   Two Stamford Plaza
                                   281 Tresser Boulevard
                                   Stamford, CT 06901.
                                   Attn: General Counsel

                                   Fax: (203) 358-3972
     With a copy to:     Credit Suisse First Boston, as Administrative Agent
                                   11 Madison Avenue
                                   New York, New York  10010
                                   Attn:  Director, Lease Finance Group
                                   Fax:  212-325-9138

     Additionally, each of Lessor and Lessee may designate up to three (3) additional addresses to which copies of all notices shall be sent. Furthermore, Lessee agrees to send copies of all notices required or permitted to be given to Agent provided such Agent notifies Lessee in writing of its interest and the address to which notices are to be sent.

1.             ESTOPPEL CERTIFICATE.    At the request of either Lessor or
Lessee, the other party will execute, from time to time, either an estoppel certificate or a three-party agreement among Lessor, Lessee and any third party certifying, to the best of such party's knowledge and belief, to such facts (if true) as Lessor or Lessee, as the case may be, or such third party, may reasonably require in connection with the business dealings of the parties.

1.             SURRENDER.     Upon the expiration or earlier termination of this
Lease, Lessee shall peaceably leave and surrender the Leased Premises to Lessor in the same condition in which the Leased Premises were originally received from Lessor at the Commencement Date, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Subject to the provisions of Paragraph 12 hereof, Lessee may remove from the Land and Improvements on or prior to such expiration or earlier termination all Lessee's personal property and Additional Equipment and, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall become the property of Lessor, and Lessor may thereafter cause such property to be removed from the Leased Premises. Lessor shall not in any manner or to any extent be obligated to reimburse Lessee for any property which becomes the property of Lessor as a result of such expiration or earlier termination.

1. NO MERGER OF TITLE. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership; and no such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in this Lease or the leasehold estate created by this Lease and the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

1.             OBSOLESCENCE, UNECONOMIC OR SURPLUS TERMINATION; BURDENSOME
BUYOUT.

(a)            OBSOLESCENCE, UNECONOMIC OR SURPLUS TERMINATION.

     (i) Lessee shall have the right at its option at any time on or after the first (1st) anniversary of the Commencement Date, on at least sixty
     (60) days, but no more than one hundred and eighty (180) days, prior revocable notice (the "OBSOLESCENCE TERMINATION NOTICE") to Lessor and, so long as the Lien of the Credit Agreement shall not have been discharged in accordance with the terms thereof, the Agent specifying a proposed date of termination which shall be a Basic Rent Payment Date (such Basic Rent Payment Date as provided for below being the "OBSOLESCENCE TERMINATION DATE"), to terminate this Lease with respect to any Property, which notice shall be accompanied by a officer's certificate of Lessee to the effect that such Property is either obsolete, uneconomic or surplus to the needs of Lessee ("OBSOLESCENCE TERMINATION CERTIFICATE"). During the period following the giving of the Obsolescence Termination Notice until the Obsolescence Termination Date, Lessee, as agent for Lessor, shall use best efforts, at its sole cost and expense, to sell, to any Person (other than Lessee or an Affiliate of Lessee), such Property for an all cash purchase price. In the event that Lessee receives a cash offer to purchase such Property, Lessee shall immediately certify in writing to Lessor the amount and terms of such offer, the proposed date of such purchase and the name and address of the Person making such offer. Lessor shall have the right to make a cash bid for such Property. Unless Lessor shall have previously elected to take possession of such Property as provided in Paragraph 25(a)(ii) below, on the Obsolescence Termination Date, Lessee shall deliver to Lessor the net cash proceeds (with no deductions in respect of brokerage commissions payable to Lessee or any Affiliate of Lessee) realized at such sale, together with all other amounts required under Paragraph 25(a)(iii) below, and deliver such Property, or cause such Property to be delivered, to the applicable Person having submitted the highest cash bid (net of any reasonable brokerage commissions payable to third parties) certified by Lessee to Lessor which shall have prior to such date agreed to purchase such Property. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer to the Person submitting the highest bid certified by Lessee to Lessor without recourse or warranty by Lessor (except as to the absence of any Lessor's Lien attributable to the Trust, the Owner Trustee or the Owner Participant) such Property against receipt of the payments provided for herein.

     (i) Notwithstanding the foregoing provisions of Paragraph 25(a)(i), and provided that Lessee has not previously revoked the Obsolescence Termination Notice in accordance with this Paragraph 25(a)(ii), Lessor may, within fifteen (15) days of receipt by Lessor of Lessee's Termination Notice, notify Lessee in writing of its election to take possession of such Property. Upon receipt of any notice from Lessor pursuant to the foregoing sentence of this Paragraph 25(a)(ii), Lessee shall cease efforts to sell such Property and shall reject all bids theretofore or thereafter received, if any. Lessee shall surrender, or cause to be surrendered, such Property to Lessor on the applicable Obsolescence Termination Date and shall pay on the applicable Obsolescence Termination Date to Lessor (or in the case of Supplemental Rent payable to any Indemnified Person, to such Indemnified Person) all unpaid Supplemental Rent to any Person through and including such Obsolescence Termination Date then accrued and for which a notice of demand shall have been given to Lessor pursuant to the Operative Documents, other than the outstanding principal amount of the Loan together with all unpaid interest accrued thereon since the last Basic
     Rent Payment Date. It shall be a condition precedent to Lessor's right under this Paragraph 25(a)(ii) that Lessor pay to the Agent sufficient funds to repay the aggregate unpaid principal amount of the Loan together with all unpaid interest accrued thereon and any Premium.

     (i) The net cash proceeds realized at any sale pursuant to Paragraph 25(a)(i) shall be paid over to Lessor and, in addition, on the Obsolescence Termination Date, Lessee shall pay in immediately available funds, (A) to Lessor an amount equal to the excess, if any, of (1) the Property Percentage (applicable to the Property subject to the Obsolescence Termination Notice) of the Termination Value as of the Obsolescence Termination Date over (2) such net proceeds plus (B) to Lessor (or in the case of Supplemental Rent payable to any Indemnified Person, to such Indemnified Person) all unpaid Supplemental Rent for any Person through and including such Obsolescence Termination Date, plus Premium, if any (such amounts collectively, the "Obsolescence Termination Purchase Price"). Concurrently with payment of the Obsolescence Purchase Price, Lessor shall deliver to Lessee a duly executed special warranty deed warranting only against matters claimed by, through or under Lessor with respect to claims which relate to Lessor's (or its agents' or employees') actions after the date hereof (or local equivalent) conveying such Property. The special warranty deed warranting only against matters claimed by, through or under Lessor with respect to claims which relate to Lessor's (or its agents' or employees') actions or failure to act after the date hereof (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Liens (other than Lessor Liens attributable to Lessor), (B) liens or encumbrances created or suffered by Lessee or arising by reason of the failure of Lessee to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Lessee, and (C) any installments of Impositions for which Lessee is responsible pursuant to Paragraph 8 hereof then affecting such Property. Thereupon, this Lease shall terminate solely with respect to such Property. Thereupon, (x) all remaining amounts of Basic Rent shall be adjusted by reducing pro rata by an amount equal to the applicable Property Percentage of such Basic Rent amounts immediately prior to the payment of the Obsolescence Termination Purchase Price, (y) all remaining Termination Values shall be adjusted by reducing pro rata by an amount equal to the applicable Property Percentage of such Termination Values immediately prior to the payment of the Termination Purchase Price, and (z) the Property Percentage applicable to each of the Properties remaining subject to the Lease shall be adjusted pursuant to the definition thereof.

     (i) If Lessor has not notified Lessee of its election to take possession of such Property or if no bids were received to purchase such Property within thirty (30) days prior to the Obsolescence Termination Date, then Lessee shall have the right at any time up to ten (10) days prior to the Obsolescence Termination Date to revoke the Obsolescence Termination Notice by giving written notice of such revocation to Lessor and the Agent; PROVIDED, HOWEVER, that such right to revoke the Obsolescence Termination Notice may only be exercised by Lessee up to two
     (2) times during the Term.  Upon
     the delivery of such notice or a failure of a third party to purchase such Property, the Obsolescence Termination Certificate shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect with respect to such Property.

(a)            BURDENSOME BUYOUT.

     (i) In the event of a Burdensome Buyout Event, then the Lessee shall have and is hereby granted the right and option to purchase the Leased Premises on any Basic Rent Payment Date that is specified by the Lessee in a notice to the Lessor given at least forty-five (45) days prior to the Basic Rent Payment Date so specified, and no later than one hundred and eighty (180) days after notice to the Lessee of the Burdensome Buyout Event (such date, the "Burdensome Buyout Date"), at the applicable Termination Value for such date.

     (i) The applicable Termination Value for such date, together with all Basic Rent due and payable on such date, shall be payable on the applicable Burdensome Buyout Date in Federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debt in the United States of America. At closing, (A) Lessee shall pay all survey costs, title insurance premiums and other similar costs which it incurs, (B) Lessee shall pay all recording fees and escrow fees, (C) Lessor and Lessee shall each pay their respective attorney's fees, (D) there shall be no proration of taxes, rents or operating expenses since Lessee is responsible for such items under this Lease, (E) Lessor shall execute and deliver to Lessee a Special Warranty Deed and other documentation reasonable necessary to convey fee title to the Leased Premises to Lessee with only such title and Lien exceptions set forth in the Special Warranty Deed, (F) on the Burdensome Buyout Date, Lessor shall furnish to Lessee, at Lessee's expense, an ALTA standard coverage owner's policy of title and insurance ("Title Policy") covering the Leased Premises, which Title Policy will be issued by a company mutually agreeable to Lessor and Lessee, in the amount of the Purchase Price and will insure Lessee's fee simple title to the Leased Premises subject only to the Permitted Liens and the lien for real estate taxes for the year in which the applicable Option Date occurs, (G) except as provided in clause (E) above, the conveyance by Lessor to Lessee shall be on as "as is" basis, with no warranties or representations, express or implied, except a representation by Lessor that Lessor has the authority to convey the Leased Premises to Lessee, and (H) Lessor shall deliver to Lessee an assignment of (x) the Equipment and the Replacement Equipment conveying to Lessee all of the Lessor's interest in the Equipment and the Replacement Equipment, and (y) any and all funds prepaid by Lessee under this Lease which do not represent funds actually owed by Lessee to Lessor for obligations actually incurred during time periods prior to the Burdensome Buyout Date.

     (i) At closing, Lessee shall deliver to Lessor an amount, in cash, equal to the sum of the amounts described in the first sentence of Paragraph 25(b)(ii). At Closing, Lessee and Lessor shall also each deliver such other documents or instruments as may be deemed reasonable necessary by Lessee's counsel and Lessor's counsel to properly consummate the transaction contemplated by this Paragraph 25(b).

     (i) Upon the consummation of any purchase by Lessee of the Leased Premises pursuant to this Paragraph 25(b), this Lease shall terminate.

1. HOLDING OVER. If Lessee remains in possession of the Leased Premises after the expiration of the Term and without the execution of a new lease, it is deemed to be occupying the Leased Premises as a Lessee from month-to-month at two hundred percent (200%) of the Basic Rent reserved herein, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Acceptance by Lessor of said rent does not constitute Lessor's consent to Lessee's holding over, and Lessor expressly reserves all rights available to it under this Lease, at law or in equity to retake possession of the Leased Premises.

1.             SHOWING OF THE LEASED PREMISES BY LESSOR.    Lessor may, at any
time within twelve (12) months before the expiration of the Term (unless Lessee properly exercises its renewal option), enter the Leased Premises at all reasonable hours for the purpose of offering the Leased Premises for rent.

1. RIGHT TO PERFORM FOR LESSEE. Subject to the provisions of the Credit Agreement, if Lessee shall fail to make any payment to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein and such failure can be cured by the payment of moneys, and Lessee shall not be diligently curing such failure, then unless and until Lessee shall make such payment or perform or comply with such agreement, Owner Participant or Lessor may, to the extent not prohibited by Legal Requirements and upon ten (10) Business Days prior written notice to Lessee, but shall not be obligated to, itself make any such payment, and the amount of such payment, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable upon demand.

1.             FORCE MAJEURE.   If either party hereto is delayed or prevented
from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to secure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such acts are excused for the period of the delay and the period for the performance of any such acts are extended for a period equivalent to the period of such delay; provided, however, nothing in this Paragraph 29 contained excuses Lessee from the prompt and timely payment of any rental or other charge required of Lessee hereunder except as may be expressly provided elsewhere in this Lease.

1.             BROKER'S COMMISSIONS.    Each party hereto represents and
warrants unto the other that there are no claims for brokerage, commissions or finder's fees in connection with the negotiation or execution of this Lease, and each of said parties agrees to indemnify and save the other harmless against all liabilities arising from any such claim (including, without limitation, cost of attorneys' fees in connection therewith).

1.             INUREMENT.     This Lease is binding upon, and inures to the
benefit of the parties hereto, their heirs, executors, administrators, successors, and assigns.

1.             NEGATION OF LIEN FOR RENT.    Lessor hereby expressly waives and
negates any and all contractual liens and security interests, statutory liens and security interests or constitutional liens and security interests arising by operation of law to which Lessor might now or hereafter be entitled on all property of Lessee now or hereafter placed in or upon the Leased Premises (except for judgment liens that may hereafter arise in favor of Lessor). The waiver and negation contained herein shall not waive, negate or otherwise affect any unsecured claim Lessor may have.

1.             PURCHASE OPTION.

(a) Upon the terms and conditions hereinafter stated, and for and in consideration of the mutual covenants and conditions stated in this Lease, Lessor hereby grants to Lessee the exclusive right and option (the "Purchase Option") to purchase Lessor's right, title and interest (including without limitation fee simple interest) in, to and under the Leased Premises, exercisable on thirty (30) days prior notice to Lessor (or such shorter period agreed to by Lessor and Lessee) on either the First Purchase Option Date, the Second Purchase Option Date, or the Expiration Date. Lessor and Lessee agree that if the Purchase Option is so exercised by Lessee, Lessor shall thereafter assign, sell and convey the Leased Premises free and clear of any mortgage or other lien (except the lien for accrued taxes which are not yet due and payable) to Lessee and Lessee will thereafter purchase and take the Leased Premises from Lessor on and subject to the terms and conditions hereinafter set forth.

(a) The Purchase Price, together with all Basic Rent due and payable on the applicable Option Date and all other Supplemental Rent then accrued and owing, shall be payable on the applicable Option Date in immediately available funds. At closing, (i) Lessee shall pay all survey costs, title insurance premiums and other similar costs which it incurs, (ii) Lessee shall pay all recording fees and escrow fees, (iii) Lessor and Lessee shall each pay their respective attorney's fees, (iv) there shall be no proration of taxes, rents or operating expenses since Lessee is responsible for such items under this Lease,
(v) Lessor shall execute and deliver to Lessee a Special Warranty Deed and other documentation reasonable necessary to convey fee title to the Leased Premises to Lessee with only such title and Lien exceptions set forth in the Special Warranty Deed, (vi) on the Option Date, Lessor shall furnish to Lessee, at Lessee's expense, an ALTA standard coverage owner's policy of title and insurance ("Title Policy") covering the Leased Premises, which Title Policy will be issued by a company mutually agreeable to Lessor and Lessee, in the amount of the Purchase Price and will insure Lessee's fee simple title to the Leased Premises subject only to the Permitted Liens and the lien for real estate taxes for the year in which the applicable Option Date occurs, (vii) except as provided in clause (v) above, the conveyance by Lessor to Lessee shall be on as "as is" basis, with no warranties or representations, express or implied, except a representation by Lessor that Lessor has the authority to convey the Leased Premises to Lessee, and (vii) Lessor shall deliver to Lessee an assignment of
(x) the Equipment and the Replacement Equipment conveying to Lessee all of the

Lessor's interest in the Equipment and the Replacement Equipment, and (y) any and all funds prepaid by Lessee under this Lease which do not represent funds actually owed by Lessee to Lessor for obligations actually incurred during time periods prior to the Option Date.

(a) At closing, Lessee shall deliver to Lessor an amount, in cash, equal to the Purchase Price, together with all Basic Rent due and payable on the applicable Option Date and all other Supplemental Rent then accrued and owing. At closing, Lessee and Lessor shall also each deliver such other documents or instruments as may be deemed reasonable necessary by Lessee's counsel and Lessor's counsel to properly consummate the transaction contemplated by this Paragraph 33.

(a) If Lessee exercises the Purchase Option but Lessor fails to consummate the transaction contemplated by this Paragraph 33 for any reason other than Lessee's default, Lessee may rescind its election to exercise the Purchase Option, enforce specific performance of the Purchase Option, or pursue its other remedies available under this Lease, the Lessee Mortgage or at law or in equity as the result of Lessor's default. If Lessee exercises the Purchase Option but fails to purchase the Leased Premises for any reason other than Lessor's default, then Lessor may terminate the Purchase Option or enforce specific performance of Lessee's obligation to purchase the Leased Premises. Additionally, should Lessee elect to exercise the Purchase Option and should Lessee's default prevent the consummation of the transaction contemplated by this Paragraph 33, then at Lessor's election such default by Lessee under this Paragraph 33 shall constitute an Event of Default by Lessee under this Lease.

(a) On the Expiration Date, upon not less than thirty (30) days prior written notice, Lessee shall have the option to purchase the Leased Premises as set forth in Paragraph 33(b) hereof (other than the first sentence thereof), except that references to applicable Option Date shall be deemed to be references to the Expiration Date. In such case, Lessee shall pay on the Expiration Date the sum of the following: (i) Basic Rent due and payable on the Expiration Date, PLUS (ii) the greater of (A) the fair market value of the Leased Premises as determined by an appraiser mutually acceptable to Lessee and Lessor within no less than six (6) months of the Expiration Date, and (B) the Estimated Term FMV.

(a) Upon the consummation of any purchase by Lessee of the Leased Premises pursuant to this Paragraph 33 and payment of all amounts due and owing by Lessee under the Operative Documents, this Lease shall terminate.

1. MEMORANDUM OF LEASE. Simultaneously herewith, Lessor and Lessee shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give the public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

1.             [RESERVED]

1. LESSOR'S COVENANTS. (1) Lessor covenants and agrees that during the Term Lessor shall not:

(a) engage in any business or activity other than the ownership of title to the Leased Premises and the leasing thereof under this Lease and the mortgaging thereof under the Mortgages and activities incidental thereto;

(a) acquire or own any assets other than (i) fee title to the Land and Improvements, and (ii) the Equipment;

(a) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(a) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State, if applicable, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(a) own any subsidiary or make any investment in, any person or entity;

(a) commingle its assets with the assets of any other person or entity;

(a) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan;

(a) become insolvent and fail to pay its debts and liabilities as the same shall become due;

(a) fail to maintain its records, books of account and bank accounts separate and apart from those of any other person or entity;

(a) seek the dissolution or winding up in whole, or in part, of Lessor or the Investor;

(a) fail to correct any known misunderstandings regarding the separate identity of Lessor;

(a) hold itself out to be responsible for the debts of another person;

(a)            make any loans or advances to any third party;

(a)            [RESERVED];

(a) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Lessor or the Investor is responsible for the debts of any third party;

(a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(a) hold itself out as or be considered as a department or division of any other person or entity;

(a) transfer title to the Leased Premises to (i) an entity which is not a single purpose, bankruptcy remote entity or (ii) to a single purpose, bankruptcy remote entity except pursuant to a written instrument of assumption which is in form and substance reasonably satisfactory to Lessee;

(a)            renew, modify or extend the Loan; or

(a) amend, modify, restate or supplement in any manner that is adverse to Lessee, Guarantor or any of their respective interests, (i) any of the Operative Documents, (ii) the Trust Agreement or (iii) any other document or instrument to which Lessor is a party or to which the Leased Premises or any part thereof is subject or bound, in each case, without the prior written consent of Lessee and Guarantor.

     (2) Lessor covenants and agrees that during the Term Lessor shall make all payments of principal and interest under the Loan when due and shall ensure that the unamortized principal amount of the Loan is not, at any time, greater than those amounts set forth on SCHEDULE 1 attached hereto and incorporated herein by reference.

1.             MISCELLANEOUS.

(a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease. As used in this Lease the singular shall include the plural as the context requires the following words and phrases shall have the following meanings:

     (i)       "including" shall mean "including but not limited to";

     (i) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions";

     (i) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and

     (i) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition."

(a) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(a) In the event that any one (1) or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(a) Lessor shall in no event be construed for any purpose to be a partner, joint venture or associate of Lessee or of any sublessee, operator, concessionaire or licensee of Lessee with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

(a) This Lease constitutes the entire agreement between the parties with respect to the Leased Premises and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein unless specifically referenced herein.

(a) Lessor and Lessee are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(a) All Exhibits attached hereto are incorporated herein as if fully set forth.

(a) This Lease shall be governed by and construed in accordance with the internal laws of the state of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), except as to matters relating to the creation of the leasehold and subleasehold estates hereunder and the exercise of the rights and remedies with respect to such leasehold or subleasehold estates, which shall be governed by and construed in accordance with the internal laws of the State in which the applicable Leased Premises is located.

(a) Wherever Lessee requests the consent or approval of Lessor, Lessor agrees that it will not unreasonably withhold, delay or condition such consent or approval.

1. TRUE LEASE. This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Leased Premises, except as a lessee. It is the intention of Lessee, the Owner Participant and Lessor for income tax purposes to treat the Owner Participant as the owner and lessor of the Leased Premises and that the Lease be characterized as a "true lease" for income tax purposes.

1. ORIGINAL LEASE. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART NO. 1" on the front cover, which shall be delivered to the Agent, shall be the Original of the Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original of the Lease.

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed under seal of the day and year above written

                                  LESSOR:

                                  To the extent that the Leased Premises are located in Anderson County, South Carolina and Iredell County, North Carolina:

                                  CSI LEASING TRUST
                                  By: Wilmington Trust Company, not
                                  in its individual capacity but solely as
                                  Owner Trustee

                                  By:__________________________________
                                  Name:________________________________
                                  Title:_______________________________


                                  To the extent that the Leased Premises are located in Wilkes County, Georgia:

                                  WILLIAM J. WADE, not in his individual
                                  capacity, but solely as co-trustee for CSI
                                  Leasing Trust, a Delaware business trust, under Business Trust Agreement dated as of September 14, 1998

                                  _________________________________
                                  William J. Wade, as trustee


                                  LESSEE:

                                  HEXCEL CS CORPORATION


                                  By:__________________________________
                                  Name:________________________________
                                  Title:_______________________________

                                    EXHIBIT A-1
                     Anderson, South Carolina Legal Description

                                    EXHIBIT A-2
                      Iredell, North Carolina Legal Description

                                    EXHIBIT A-3
                      Wilkes County, Georgia Legal Description

                                     EXHIBIT B
                               Permitted Encumbrances

                                     SCHEDULE 1

                           Schedule of Lease Amortization

                                             LEASE
                                          AMORTIZATION
                  PAYMENT DATE               AMOUNT
                  ------------               ------
                 September 30, 1998                  -
                   October 30, 1998         348,756.76
                  November 30, 1998         350,834.77
                  December 30, 1998         352,925.16
                   January 30, 1999         355,028.00
                  February 28, 1999         357,143.38
                     March 30, 1999         359,271.36
                     April 30, 1999         361,412.02
                       May 30, 1999         363,565.43
                      June 30, 1999         365,731.67
                      July 30, 1999         367,910.82
                    August 30, 1999         370,102.96
                 September 30, 1999         372,308.16
                   October 30, 1999         374,526.49
                  November 30, 1999         376,758.05
                  December 30, 1999         379,002.90
                   January 30, 2000         381,261.12
                  February 29, 2000         383,532.80
                     March 30, 2000         385,818.02
                     April 30, 2000         388,116.85
                       May 30, 2000         390,429.38
                      June 30, 2000         392,755.69
                      July 30, 2000         395,095.86
                    August 30, 2000         397,449.97
                 September 30, 2000         399,818.11
                   October 30, 2000         402,200.36
                  November 30, 2000         404,596.80
                  December 30, 2000         407,007.53
                   January 30, 2001         409,432.61
                  February 28, 2001         411,872.15
                     March 30, 2001         414,326.22
                     April 30, 2001         416,794.91
                       May 30, 2001         419,278.32
                      June 30, 2001         421,776.52
                      July 30, 2001         424,289.60
                    August 30, 2001         426,817.66
                 September 30, 2001         429,360.78
                   October 30, 2001         431,919.06
                  November 30, 2001         434,492.58
                  December 30, 2001         437,081.43
                   January 30, 2002         439,685.70
                  February 28, 2002         442,305.50
                     March 30, 2002         444,940.90
                     April 30, 2002         447,592.01
                       May 30, 2002         450,258.91


                      June 30, 2002         452,941.70
                      July 30, 2002         455,640.48
                    August 30, 2002         458,355.34
                 September 30, 2002         461,086.37
                   October 30, 2002         463,833.68
                  November 30, 2002         466,597.35
                  December 30, 2002         469,377.50
                   January 30, 2003         472,174.20
                  February 28, 2003         474,987.58
                     March 30, 2003         477,817.71
                     April 30, 2003         480,664.71
                       May 30, 2003         483,528.67
                      June 30, 2003         486,409.69
                      July 30, 2003         489,307.88
                    August 30, 2003         492,223.34
                 September 30, 2003         495,156.17
                   October 30, 2003         498,106.48
                  November 30, 2003         501,074.36
                  December 30, 2003         504,059.93
                   January 30, 2004         507,063.29
                  February 29, 2004         510,084.54
                     March 30, 2004         513,123.79
                     April 30, 2004         516,181.16
                       May 30, 2004         519,256.74
                      June 30, 2004         522,350.64
                      July 30, 2004         525,462.98
                    August 30, 2004         528,593.86
                 September 30, 2004         531,743.40
                   October 30, 2004         534,911.71
                  November 30, 2004         538,098.89
                  December 30, 2004         541,305.06
                   January 30, 2005         544,530.34
                  February 28, 2005         547,774.83
                     March 30, 2005         551,038.66
                     April 30, 2005         554,321.93
                       May 30, 2005         557,624.76
                      June 30, 2005         560,947.28
                      July 30, 2005         564,289.59
                    August 30, 2005         567,651.81
                 September 30, 2005         571,034.07
                   October 30, 2005         574,436.48
                  November 30, 2005         577,859.17
                  December 30, 2005         581,302.25
                   January 30, 2006         584,765.84
                  February 28, 2006         588,250.07
                     March 30, 2006         591,755.06
                     April 30, 2006         595,280.93
                       May 30, 2006         598,827.81
                      June 30, 2006         602,395.83


                      July 30, 2006         605,985.10
                    August 30, 2006         609,595.77
                 September 30, 2006         613,227.94

                                     SCHEDULE 2

                            Schedule of Fixed Basic Rent

                       (EXPRESSED IN U.S. DOLLARS)

                                               FIXED
                                               BASIC
                  PAYMENT DATE                 RENT
                  -------------                ----
                 September 30, 1998                  -
                   October 30, 1998         813,958.33
                  November 30, 1998         665,000.00
                  December 30, 1998         665,000.00
                   January 30, 1999         665,000.00
                  February 28, 1999         665,000.00
                     March 30, 1999         665,000.00
                     April 30, 1999         665,000.00
                       May 30, 1999         665,000.00
                      June 30, 1999         665,000.00
                      July 30, 1999         665,000.00
                    August 30, 1999         665,000.00
                 September 30, 1999         665,000.00
                   October 30, 1999         665,000.00
                  November 30, 1999         665,000.00
                  December 30, 1999         665,000.00
                   January 30, 2000         665,000.00
                  February 29, 2000         665,000.00
                     March 30, 2000         665,000.00
                     April 30, 2000         665,000.00
                       May 30, 2000         665,000.00
                      June 30, 2000         665,000.00
                      July 30, 2000         665,000.00
                    August 30, 2000         665,000.00
                 September 30, 2000         665,000.00
                   October 30, 2000         665,000.00
                  November 30, 2000         665,000.00
                  December 30, 2000         665,000.00
                   January 30, 2001         665,000.00
                  February 28, 2001         665,000.00
                     March 30, 2001         665,000.00
                     April 30, 2001         665,000.00
                       May 30, 2001         665,000.00
                      June 30, 2001         665,000.00
                      July 30, 2001         665,000.00
                    August 30, 2001         665,000.00
                 September 30, 2001         665,000.00
                   October 30, 2001         665,000.00
                  November 30, 2001         665,000.00
                  December 30, 2001         665,000.00
                   January 30, 2002         665,000.00
                  February 28, 2002         665,000.00
                     March 30, 2002         665,000.00


                     April 30, 2002         665,000.00
                       May 30, 2002         665,000.00
                      June 30, 2002         665,000.00
                      July 30, 2002         665,000.00
                    August 30, 2002         665,000.00
                 September 30, 2002         665,000.00
                   October 30, 2002         665,000.00
                  November 30, 2002         665,000.00
                  December 30, 2002         665,000.00
                   January 30, 2003         665,000.00
                  February 28, 2003         665,000.00
                     March 30, 2003         665,000.00
                     April 30, 2003         665,000.00
                       May 30, 2003         665,000.00
                      June 30, 2003         665,000.00
                      July 30, 2003         665,000.00
                    August 30, 2003         665,000.00
                 September 30, 2003         665,000.00
                   October 30, 2003         498,106.48
                  November 30, 2003         501,074.36
                  December 30, 2003         504,059.93
                   January 30, 2004         507,063.29
                  February 29, 2004         510,084.54
                     March 30, 2004         513,123.79
                     April 30, 2004         516,181.16
                       May 30, 2004         519,256.74
                      June 30, 2004         522,350.64
                      July 30, 2004         525,462.98
                    August 30, 2004         528,593.86
                 September 30, 2004         531,743.40
                   October 30, 2004         534,911.71
                  November 30, 2004         538,098.89
                  December 30, 2004         541,305.06
                   January 30, 2005         544,530.34
                  February 28, 2005         547,774.83
                     March 30, 2005         551,038.66
                     April 30, 2005         554,321.93
                       May 30, 2005         557,624.76
                      June 30, 2005         560,947.28
                      July 30, 2005         564,289.59
                    August 30, 2005         567,651.81
                 September 30, 2005         571,034.07
                   October 30, 2005         574,436.48
                  November 30, 2005         577,859.17
                  December 30, 2005         581,302.25
                   January 30, 2006         584,765.84
                  February 28, 2006         588,250.07
                     March 30, 2006         591,755.06
                     April 30, 2006         595,280.93


                       May 30, 2006         598,827.81
                      June 30, 2006         602,395.83
                      July 30, 2006         605,985.10
                    August 30, 2006         609,595.77
                 September 30, 2006         613,227.94


                                     SCHEDULE 3

                         SCHEDULE OF LEASE TERMINATION VALUES

                             (EXPRESSED IN U.S. DOLLARS)

                                                TERMINATION VALUE
                                                AFTER APPLICATION
             PAYMENT DATE                         OF BASIC RENT
             ------------                         -------------
            September 30, 1998                      50,000,000.00
              October 30, 1998                      49,651,243.24
             November 30, 1998                      49,300,408.48
             December 30, 1998                      48,947,483.32
              January 30, 1999                      48,592,455.32
             February 28, 1999                      48,235,311.94
                March 30, 1999                      47,876,040.58
                April 30, 1999                      47,514,628.57
                  May 30, 1999                      47,151,063.14
                 June 30, 1999                      46,785,331.47
                 July 30, 1999                      46,417,420.64
               August 30, 1999                      46,047,317.68
            September 30, 1999                      45,675,009.53
              October 30, 1999                      45,300,483.03
             November 30, 1999                      44,923,724.99
             December 30, 1999                      44,544,722.09
              January 30, 2000                      44,163,460.97
             February 29, 2000                      43,779,928.17
                March 30, 2000                      43,394,110.15
                April 30, 2000                      43,005,993.30
                  May 30, 2000                      42,615,563.92
                 June 30, 2000                      42,222,808.23
                 July 30, 2000                      41,827,712.37
               August 30, 2000                      41,430,262.40
            September 30, 2000                      41,030,444.29
              October 30, 2000                      40,628,243.93
             November 30, 2000                      40,223,647.13
             December 30, 2000                      39,816,639.60
              January 30, 2001                      39,407,206.99
             February 28, 2001                      38,995,334.84
                March 30, 2001                      38,581,008.62
                April 30, 2001                      38,164,213.70
                  May 30, 2001                      37,744,935.39
                 June 30, 2001                      37,323,158.87
                 July 30, 2001                      36,898,869.27
               August 30, 2001                      36,472,051.61
            September 30, 2001                      36,042,690.82
              October 30, 2001                      35,610,771.76
             November 30, 2001                      35,176,279.19
             December 30, 2001                      34,739,197.76
              January 30, 2002                      34,299,512.06



             February 28, 2002                      33,857,206.56
                March 30, 2002                      33,412,265.66
                April 30, 2002                      32,964,673.65
                  May 30, 2002                      32,514,414.74
                 June 30, 2002                      32,061,473.04
                 July 30, 2002                      31,605,832.56
               August 30, 2002                      31,147,477.22
            September 30, 2002                      30,686,390.85
              October 30, 2002                      30,222,557.17
             November 30, 2002                      29,755,959.81
             December 30, 2002                      29,286,582.32
              January 30, 2003                      28,814,408.11
             February 28, 2003                      28,339,420.54
                March 30, 2003                      27,861,602.83
                April 30, 2003                      27,380,938.12
                  May 30, 2003                      26,897,409.45
                 June 30, 2003                      26,410,999.76
                 July 30, 2003                      25,921,691.88
               August 30, 2003                      25,429,468.53
            September 30, 2003                      24,934,312.36
              October 30, 2003                      24,436,205.88
             November 30, 2003                      23,935,131.52
             December 30, 2003                      23,431,071.59
              January 30, 2004                      22,924,008.30
             February 29, 2004                      22,413,923.76
                March 30, 2004                      21,900,799.96
                April 30, 2004                      21,384,618.80
                  May 30, 2004                      20,865,362.07
                 June 30, 2004                      20,343,011.42
                 July 30, 2004                      19,817,548.44
               August 30, 2004                      19,288,954.58
            September 30, 2004                      18,757,211.18
              October 30, 2004                      18,222,299.47
             November 30, 2004                      17,684,200.58
             December 30, 2004                      17,142,895.52
              January 30, 2005                      16,598,365.18
             February 28, 2005                      16,050,590.35
                March 30, 2005                      15,499,551.69
                April 30, 2005                      14,945,229.76
                  May 30, 2005                      14,387,605.00
                 June 30, 2005                      13,826,657.72
                 July 30, 2005                      13,262,368.13
               August 30, 2005                      12,694,716.32
            September 30, 2005                      12,123,682.25
              October 30, 2005                      11,549,245.76
             November 30, 2005                      10,971,386.60
             December 30, 2005                      10,390,084.35
              January 30, 2006                       9,805,318.51
             February 28, 2006                       9,217,068.44


                March 30, 2006                       8,625,313.39
                April 30, 2006                       8,030,032.45
                  May 30, 2006                       7,431,204.64
                 June 30, 2006                       6,828,808.81
                 July 30, 2006                       6,222,823.71
               August 30, 2006                       5,613,227.94
            September 30, 2006                       5,000,000.00
